SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): May 12, 2004 (May 11, 2004)

Gundle/SLT Environmental, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9307	22-2731074
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19103 Gundle Road
Houston, Texas 77073
(Address of Registrant’s principal executive offices)

(281) 443-8564
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

     Following a special meeting of its stockholders held May 11, 2004, Gundle/SLT Environmental, Inc. (the “Company”) issued a press release announcing that holders of a majority of the Company’s Common Stock have adopted and approved the Plan and Agreement of Merger, dated December 31, 2003 among the Company, GEO Holdings Corp. and GEO Sub Corp. and the related merger of GEO Sub with and into the Company. GEO Sub is a newly formed entity wholly owned by GEO Holdings Corp. and indirectly controlled by Code Hennessy & Simmons LLC. The Company stated that although the merger transaction is still subject to certain other conditions not yet met, the Company expects the merger to close on or about May 18, 2004. A copy of this press release is filed as an exhibit to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

     Exhibit 99.1 – Gundle/SLT Environmental, Inc. Press Release dated May 12, 2004.

[Signature Page Follows]

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2004

GUNDLE/SLT ENVIRONMENTAL, INC.
By:	/s/ Roger J. Klatt
Roger J. Klatt
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Gundle/SLT Environmental, Inc. Press Release dated May 12, 2004.

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